Exhibit 24

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of ETS International, Inc., a Virginia corporation (the "Company"), does hereby constitute and appoint James B. Quarles and Warren E. Beam, Jr., and each of them (with full power to each of them to act alone), his true and lawful Attorneys in Fact and Agents for him and on his behalf and in his name, place and stead in any and all capacities and particularly as an officer and/or director of the Company to sign, execute and affix his seal thereto and file the document referred to below:

            Annual Report for the transition period from June 1, 1997 to March 31, 1998 on Form 10-K, and any amendments thereto, together with any exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and all other appropriate regulatory authorities;

granting unto said Attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and confirming all that said Attorneys in Fact and Agents or each of them may lawfully do or cause to be done by virtue hereof.

      WITNESS the signatures and seals of the undersigned this 11th day of June, 1998.

                                    s/James B. Quarles            (SEAL)
                                    -------------------------------
                                      James B. Quarles

                                    s/Coleman S. Lyttle           (SEAL)
                                    -------------------------------
                                      Coleman S. Lyttle

                                    s/Navin D. Sheth              (SEAL)
                                    -------------------------------
                                      Navin D. Sheth

                                    s/Lee A. Raver                (SEAL)
                                    -------------------------------
                                      Lee A. Raver

                                    s/Warren E. Beam, Jr.         (SEAL)
                                    -------------------------------
                                      Warren E. Beam, Jr.

STATE OF VIRGINIA       )
                        )     to-wit:
CITY OF RICHMOND        )


      I, Victoria H. Crumpler, a Notary Public in and for the City of Richmond, in the State of Virginia, do hereby certify that

      James B. Quarles              Lee A. Raver
      Coleman S. Lyttle             Warren E. Beam, Jr.
      Navin D. Sheth

whose names are signed to the foregoing writing bearing date the 11th day of June, 1998, this day personally appeared before me and acknowledged the same in my City and State aforesaid.

      GIVEN under my hand and seal this 11th day of June, 1998.




                                    s/Victoria H. Crumpler
                                    ---------------------------
                                          Notary Public


My Commission Expires:


10/31/2001
-----------------------
(SEAL)